                                 AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

          THIS AGREEMENT is made this 16th day of December, 1996, by and among Boston Communications Group, Inc. (the "Company") John M. Freese, Joseph Giegerich, Terence G. Hare III, J. Michael Looney and Peter T. Zuyus, Jr. (together the "Stockholders" and individually each a "Stockholder").

          WHEREAS, the parties entered into a Registration Rights Agreement, dated February 29, 1996 (the "Agreement") pursuant to which the Stockholders were granted "piggyback" registration rights; and

          WHEREAS, the parties desire to amend the Agreement as hereinafter set forth:

          NOW, THEREFORE, the parties do agree as follows:

          1. The Company agrees that the shares now held by the Stockholders (the "Shares") shall be registered by the Company under the Securities Act of 1933, as amended (the "Act"), pursuant to an S-3 Registration, as soon as the Company can so register such Shares. Prior to such registration or until such time as the Stockholder may freely transfer Shares pursuant to Rule 144 or any other exemption from registration, the Company agrees to purchase from any Stockholder who desires to sell some or all of his Shares, such number of Shares as such Stockholder shall notify the Company in writing of his intent to sell. The price upon which the Company shall purchase shall be the closing price on the Nasdaq National Market on the day preceding the date of receipt by the Company of the Stockholder's notice of intent to sell. The Stockholder shall deliver to the Company a duly executed stock power with respect to such Shares to be sold, and the Company shall thereupon make payment to the Stockholder by certified check or bank check, or by wire transfer, of the full purchase price, without fee or deduction therefrom.

          2. The obligation of the Company to purchase Shares from a Stockholder shall terminate upon the earlier to occur of (i) the effective date of the registration statement registering the Shares under the Act, allowing the Stockholder to freely transfer the Shares, or (ii) such time as the Stockholder may freely transfer Shares pursuant to Rule 144 or any other exemption from registration, which the parties anticipate to be February 29, 1998.

          3. The Company will accept a faxed notice of intent to sell Shares pursuant to Paragraph 1 from any Stockholder until 11:59 p.m. on Tuesday, December 17, 1996, or in any other interval in which trading is not prohibited for such Stockholder by the Company's Insider Trading Policy. This Policy applies to all employees of director level and above, and any other employees in possession of material inside information and prohibits purchase or sale of the Company's stock during the period from two weeks prior to the end of any fiscal quarter until the third business day after the public release by the

Amendment to
Registration Rights
Agreement
December 16, 1996


Company of earnings for that quarter. (Thus, for example, no purchase or sale of the Company's stock may be made during the period from two weeks prior to the end of December until the third business day after the release of earnings for the quarter, which is anticipated to be made in the first or second week of February, 1997. Similarly, no purchase or sale of the Company's stock may be made during the period from two weeks prior to the end of March until the third business day after the release of earnings for the first quarter.)

          4. This agreement may be signed by the Stockholders in counterparts, all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                              BOSTON COMMUNICATIONS
                              GROUP, INC.


                              By: /s/George K. Hertz
                                  ---------------------
                                  President


                                /s/ Peter T. Zuyus, Jr.
                              -------------------------
                              Peter T. Zuyus, Jr.


                                /s/ Joseph Giegerich
                              ------------------------
                              Joseph Giegerich


                                /s/ Terence G. Hare III
                              -------------------------
                              Terence G. Hare III


                                /s/ J. Michael Looney
                              -------------------------
                              J. Michael Looney


                                /s/ John M. Freese
                              -------------------------
                              John M. Freese

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